UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On July 22, 2005, Man Sang Holdings, Inc.’s (the “Company”) Board of Directors approved five-for-four stock split of the Company’s common stock, par value $0.001, effected in the form of a stock dividend for stockholders of record on July 22, 2005, to be distributed on August 5, 2005. Any fractional share of common stock will be rounded up to the nearest whole share. The Company’s press release announcing the stock split is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 22, 2005

Date: July 22, 2005	MAN SANG HOLDINGS, INC.

By: /s/ CHENG Chung Hing, Ricky

CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 22, 2005